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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2011, related to the consolidated financial statements and schedules of Kosmos Energy Holdings in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of Kosmos Energy Ltd. for the registration of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas
April 14, 2011

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  Exhibit 23.1